UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 27, 2010
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 27, 2010, the shareholders approved an amendment to Lincoln National Corporation’s (“LNC”) Restated Articles of Incorporation to provide for the election of directors by a majority of the votes cast in uncontested director elections.  This provision does not apply in a contested director election – an election where the number of nominees exceeds the number of directors to be elected – in which case, directors shall be elected by a plurality of the votes cast in the director election.  The amendment to the Restated Articles of Incorporation becomes effective upon filing with the Secretary of State of Indiana.

On May 27, 2010, subsequent to the shareholder approval of the amendment to LNC’s Restated Articles of Incorporation, the Board of Directors approved a related amendment to Article II of LNC’s Amended and Restated Bylaws requiring an incumbent director who receives less than a majority of the votes cast for his or her election in an uncontested director election to offer to resign within five business days of the vote being certified.  The amendment to the Amended and Restated Bylaws also provides that once a director tenders his or her resignation, the Board of Directors will act on the tendered resignation within ninety days from the date of the certification of the election results.  If an incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a director’s resignation is accepted by the Board of Directors, or if a nominee fails to receive the required vote and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors.

A copy of the Articles of Amendment to the Restated Articles of Incorporation is attached hereto as Exhibit 3.1, and a copy of the amendment to the Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of LNC was held on May 27, 2010 for the purpose of considering and acting upon the following matters:

(1)	The election of four directors to serve three-year terms expiring at the 2013 Annual Meeting;
(2)	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2010;
(3)	The approval of an amendment to the Restated Articles of Incorporation of LNC to provide for election of directors by majority vote in uncontested director elections; and
(4)	The approval of an advisory proposal on executive compensation.

As of March 22, 2010, the record date for the annual meeting, there were 302,453,768 shares of common stock, and 11,365 shares of $3.00 cumulative convertible preferred stock, series A, outstanding and entitled to vote at the annual meeting.  255,067,466 votes counted toward a quorum at the meeting.

The final voting results for each proposal, including the votes for and against, and any withhold votes, abstentions or broker non-votes, are described below.  For those holding LNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the beneficial owner failed to give voting instructions and the bank or broker was otherwise restricted under New York Stock Exchange regulations from voting on the owner’s behalf.

Item 1 – Election of Directors

The LNC shareholders elected each of the four nominees for director.  For each nominee, the votes cast for, withhold votes and broker non-votes were as follows:

	Aggregate Votes
Director Nominee	For	Withheld	Broker Non-Votes
William J. Avery	220,441,720	3,180,747	31,444,999
William H. Cunningham	200,931,847	22,690,620	31,444,999
William Porter Payne	220,167,284	3,455,183	31,444,999
Patrick S. Pittard	198,265,465	25,357,002	31,444,999

Item 2 – Ratification of Auditors

The LNC shareholders approved the ratification of the appointment of Ernst & Young LLP as LNC’s independent registered public accounting firm for 2010.  The votes cast for and against this proposal, as well as the abstentions were as follows:

Aggregate Votes
For	Against	Abstentions
250,878,983	3,941,560	246,923

There were no broker non-votes for this item.

Item 3 – Approval of Amendment for Majority Vote

The LNC shareholders approved an amendment to the Restated Articles of Incorporation of LNC to provide for the election of directors by a majority of the votes cast in uncontested director elections.  The votes cast for and against this proposal, as well as the abstentions were as follows:

Aggregate Votes
For	Against	Abstentions
244,749,214	9,830,030	488,222

There were no broker non-votes for this item.

Item 4 – Advisory Vote on Executive Compensation

The LNC shareholders approved the advisory vote on the compensation of the LNC executive officers named in the proxy statement for the 2010 annual meeting of shareholders.  The votes cast for and against this proposal, as well as the abstentions, were as follows:

Aggregate Votes
For	Against	Abstentions
214,036,832	37,753,987	3,276,647

There were no broker non-votes for this item.

Item 8.01.                            Other Events.

On May 27, 2010, Moody’s Investors Service affirmed the ratings of LNC’s senior debt at Baa2 and the financial strength ratings of its insurance operating subsidiaries at A2.  Moody’s also announced that it has changed LNC’s ratings outlook to stable from negative.

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to LNC’s Restated Articles of Incorporation
3.2	Amendment to LNC’s Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By        /s/ Frederick J. Crawford
Name:  Frederick J. Crawford
Title:    Executive Vice President and
Chief Financial Officer

Date:  June 2, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Amendment to LNC’s Restated Articles of Incorporation
3.2	Amendment to LNC’s Amended and Restated Bylaws